February 2022 Insert Title March 7, 2022 Whiting & Oasis Strategic Merger Of Equals Confidential Draft - 3/6 Exhibit 99.2

Important Disclosures No Offer or Solicitation Communications in this investor presentation do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Additional Information and Where You Can Find It In connection with the proposed transaction, Whiting Petroleum Corporation (“Whiting”) and Oasis Petroleum Inc. (“Oasis”) intend to file materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 of Oasis (the "Registration Statement") that will include a joint proxy statement/prospectus of Whiting and Oasis. After the Registration Statement is declared effective by the SEC, Whiting and Oasis intend to mail a definitive joint proxy statement/prospectus to the shareholders of Oasis and the shareholders of Whiting. This investor presentation is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Oasis or Whiting may file with the SEC and send to Oasis’ shareholders and/or Whiting's shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF OASIS AND WHIITING ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY WHITING AND OASIS WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING, OASIS, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Whiting and Oasis with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Whiting will be available free of charge from Whiting’s website at www.whiting.com under the “Investor Relations” tab or by contacting Whiting’s Investor Relations Department at (303) 837-1661 or BradonD@whiting.com. Copies of documents filed with the SEC by Oasis will be available free of charge from Oasis’ website at www.oasispetroleum.com under the “Investor Relations” tab or by contacting Oasis’ Investor Relations Department at (281) 404-9600 or ir@oasispetroleum.com.   Participants in the Solicitation  Whiting, Oasis and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Oasis’ shareholders and Whiting’s shareholders in connection with the transaction. Information regarding the executive officers and directors of Oasis is included in its definitive proxy statement for its 2021 annual meeting filed with the SEC on March 18, 2021. Information regarding the executive officers and directors of Whiting is included in its definitive proxy statement for its 2021 annual meeting filed with the SEC on March 29, 2021. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement, joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Statements Forward-Looking Statements Certain statements in this document concerning the transaction, including any statements regarding the expected timetable for completing the transaction, the results, effects, benefits and synergies of the transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Whiting's or Oasis’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Whiting’s and Oasis’ plans and expectations with respect to the transaction and the anticipated impact of the transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Oasis may not approve the issuance of new shares of Oasis common stock in the transaction or that shareholders of Whiting may not approve the merger agreement; the risk that a condition to closing of the transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Whiting and Oasis; the effects of the business combination of Whiting and Oasis, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters. Additional factors that could cause results to differ materially from those described above can be found in Whiting's Annual Report on Form 10-K for the year ended December 31, 2021 (as amended), which is on file with the SEC and available from Whiting's website at www.whiting.com under the “Investor Relations” tab, and in other documents Whiting files with the SEC and in Oasis' Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available from Oasis' website at www.oasispetroleum.com under the “Investor Relations” tab, and in other documents Oasis files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Whiting nor Oasis assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Non-GAAP Financial Measures EBITDAX and free cash flow are supplemental financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP measure should not be considered in isolation or as a substitute for net income (loss), operating income (loss), net cash provided by (used in) operating activities, earnings (loss) per share or any other measures prepared under GAAP. Because these non-GAAP measures exclude some but not all items that affect net income (loss) and may vary among companies, the amounts presented may not be comparable to similar metrics of other companies. Reconciliations of these non-GAAP financial measures to their most comparable GAAP measure can be found in the annual report on Form 10-K, quarterly reports on Form 10-Q and Whiting’s and Oasis’ website at www.whiting,com and www.oasispetroleum.com. Amounts excluded from these non-GAAP measure in future periods could be significant. Cautionary Statement Regarding Oil and Gas Quantities The SEC requires oil and gas companies, in their filings with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions (using unweighted average 12-month first day of the month prices), operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities of the exploration and development companies may justify revisions of estimates that were made previously. If significant, such revisions could impact Whiting’s and Oasis’ strategy and future prospects. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. The SEC also permits the disclosure of separate estimates of probable or possible reserves that meet SEC definitions for such reserves; however, neither Whiting nor Oasis currently discloses probable or possible reserves in its SEC filings. The production forecasts and expectations of the combined company for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

Combined Company Will Be a

Premier Williston Basin Company

✓ Materially Enhanced Scale	• ~$6B equity value • 167.8 Mboe/d 4Q21 net production (3-stream)[1] • 97.3 Mbo/d 4Q21 net production • 972k net acres
✓ High-Quality Assets Generate Significant, Sustainable Free Cash Flow	• ~$1.2B FCF for full year 2022E[4] • Combined inventory supports ~10 years of development at pro forma 2022E pace[5]
✓ Shareholder Returns-Focused Business Model	• <40% 2022 expected re-investment rate[4], maintaining ~flat production • 2H22 return of capital targeted at 60% of FCF • Combined board to determine go forward plan
✓ Maintains Financial Strength / Flexibility	• ~0.2x net debt / 1H22E annualized EBITDAX[4] at close • Strong liquidity with minimal borrowings[5] under $900MM borrowing base[6] as close • No near-term maturities
✓ ESG Leadership	• Continued commitment to ESG, sustainability and capitalizing on combined best practices

972k	167.8	92%	68%
NET ACRES	Mboepd[1]	OPERATED[2]	WORKING INTEREST[3]


Divide
Burke
Renville
Sheridan
Williams
Roosevelt
Mountrail
Ward
Richland
McKenzie
McLean
Dunn
Mercer
Dawson
Golden Valley
Billings
Oliver
Wibaux
Stark
Morton
OAS
WLL

WHITING | OASIS

1) Converted to 3 stream for Oasis for 4Q21
2) Operated based on 2021 combined PDP reserves
3) Working interest of expected PF wells completed in 2022
4) Pro forma combined company run at $85 WTI and $3.50 HH at approximately midpoint of guidance. Reinvestment rate is before dividends.
5) Economic locations (>30% IRR @ $60/Bbl WTI flat) and assuming 108 - 110 2022E TILs
6) Includes Oasis' borrowing base. Oasis' current elected commitments total $450MM.

4

Transaction Overview

Transaction Structure	• 0.5774 OAS shares and $6.25 of cash per WLL share • Special dividend of $15.00 per share to OAS shareholders at close • Pro forma equity ownership: 53% WLL and 47% OAS[1]
Leadership & Governance	• Lynn Peterson – Executive Chair • Danny Brown – President and CEO • Board of Directors – 5 WLL representatives, including Mr. Peterson, and 5 OAS representatives, including Mr. Brown
Significant Cost Savings and Operational Synergies	• ~$65MM/year in identified administrative and operational cost synergies by 2H23 anticipated • Will combine operational best practices to further advance efficiencies
Company & Headquarters	• New company name to be announced prior to closing • Combined company to be headquartered in Houston, TX • Denver office to remain in place for foreseeable future
Approvals & Timing	• Unanimously approved by WLL and OAS Boards of Directors • Transaction subject to customary closing conditions, including the approval of WLL and OAS shareholders and regulatory approvals • Expected closing in the second half of 2022

1) Based on fully diluted shares outstanding

WHITING | OASIS
5

Transaction Accretive on Key Metrics for Both Companies E&P Cash Flow Per Share and Free Cash Flow Per Share1 Return of Capital Per Share Size and Scale Net Asset Value Credit Profile and Cost of Capital ✓ ✓ ✓ ✓ ✓ Pro forma excluding Oasis ownership of CEQP units

Premier Management Team Aligned with Shareholders Lynn Peterson Executive Chair of the Board Current Whiting director, President & CEO since September 2020 Former Chairman, CEO and President of SRC Energy and Co-founder, director, President & CEO of Kodiak Oil & Gas Corporation Danny Brown President & Chief Executive Officer Current Oasis director & CEO since April 2021 Former EVP, US Onshore at Anadarko; Former EVP, Deepwater/International at Anadarko Combines talented teams and operating best practices from both companies Brings together management teams with deep energy industry, M&A and operational backgrounds Significant Williston expertise from Whiting, Oasis and Kodiak Commercial, operational, and leadership experience from Anadarko and Noble Management equity compensation program focused on driving shareholder value creation Collective experience driving strong ESG outcomes Michael Lou Chief Financial Officer Current Oasis EVP and CFO since August 2011 Former Oasis SVP, Finance, President and Director at Oasis Midstream Partners, Former CFO at Giant Energy and XXL Energy Charles “Chip” Rimer Chief Operating Officer Current Whiting EVP and COO since November 2018 Former SVP, Global Services for Noble Energy and served in multiple roles at Samedan/Noble Energy, including SVP, Global EHSR & Operations Services and Vice President of Operations Services M. Scott Regan General Counsel Current Whiting GC since November 2020 (formerly Deputy GC since November 2015) Former VP, Legal, Western and Southern Operations at Ovintiv

Premier Williston Operator with Top-Tier Assets

WILLISTON NET ACREAGE BY OPERATOR ('000s)


PF Combo 972
CLR 772
COP 560
OAS 492
WLL 480
XOM 480
HES 460
MRO 255
ERF 239
DVN 85

WILLISTON NET PRODUCTION BY OPERATOR[1]


CLR 191
PF Combo 168
HES 159
MRO 124
COP 95
WLL 93
OAS 75
ERF 69
DVN 55


Divide
Renville
Burke
Sheridan
Williams
Roosevelt
Ward
Mountrail
Richland
McKenzie
McLean
Dunn
Dawson
Mercer
Golden Valley
Billings
Oliver
Wibaux
Stark
Morton
OAS
WLL

ASSET HIGHLIGHTS

- Combined inventory supports ~10 years of development at pro forma 2022E pace[2]
- Improved E&P margins from expected cost synergies and decline profiles

Sources: Company filings and Enverus
1) 4Q21 reported Williston production. Converted to 3-stream for operators with 2-stream reported production.
2) Economic locations (>30% IRR @ $60/Bbl WTI flat) and assuming 108 - 110 2022E TILs

8

Significant FCF Generation Accretive to Return of Capital Program in 2022

ACCRETIVE RETURN OF CAPITAL PROGRAM FOR 2022

- Pre-close:
  - Current formally announced plans[1]
- Special OAS dividend of $15.00 per share at closing; $6.25 per share in cash consideration to WLL shareholders
- Post Close
  - Aggregate base dividend is expected to increase to ~$25MM per quarter, or $0.585/ share
  - Combined company is expected to return 60% of Free Cash Flow to shareholders in 2H22 through base dividend, variable dividends, and share buybacks

2H22E FCF GENERATION AT VARIOUS WTI PRICES



$1,200
$1,000
$800
$600
$400
$200
-
$MM
$50
$65
$85
WTI Prices
Returning 60% of FCF
CFFC2
FCF 2
Return of Capital
Base Dividend

1) OAS expects $70MM per quarter return of capital through $0.585/share base dividend and balance with variable dividend. OAS does not expect to repurchase shares before close of transaction. WLL expects to pay $0.25/share base dividend.
2) Cash flow from Operations (CFFO) and Free Cash Flow (FCF) before dividends run varying WTI prices and $3.50 HH at approximately midpoint of guidance.

9

WILLIAMS MOUNTRAIL BURKE MCKENZIE RICHLAND ROOSEVELT SHERIDAN DIVIDE DUNN Header Key Tenets of ESG Philosophy ESG KEY TENETS Minimizing impact where we operate Reducing our land impact and water use through investment in infrastructure and optimized operations. Aligning incentives Aligning executive compensation with long term value creation and shareholder interests is key to earning investor confidence. Reducing emissions Investing to reduce emission intensity supports the responsible and sustainable development of our resources. Benefiting communities Supporting programs that address needs of the communities where we operate is critical to maintaining a sustainable business. Safety Always Maintaining the safety of employees, contractors, and communities is of utmost importance and fundamental to our business. Promoting diverse and inclusive culture Fostering a collaborative work environment and encouraging diversity of ideas gives us a competitive advantage in our ability to innovate and meet the challenges of tomorrow.

WILLIAMS MOUNTRAIL BURKE MCKENZIE RICHLAND ROOSEVELT SHERIDAN DIVIDE DUNN Header Impressive Record of Emissions Reduction WLL + OAS GHG EMISSIONS INTENSITY (TCO2E / MBOE)REDUCTIONS SINCE 20181 2020 GHG EMISSION INTENSITY (TCO2E / MBOE) TOP 15 OPERATORS BASED ON GROSS OP. PRODUCTION Sources: EPA and Enverus. Williston Basin-only, excludes historic Permian production as well as historic production associated with assets acquired in 2021. (28%) (47%)

Header Attractive Pro Forma Positioning 2022E NET PRODUCTION (MBOE/D AND MBO/D; WALL ST. CONSENSUS ESTIMATES1) 2022E EBITDAX ($B; WALL ST. CONSENSUS ESTIMATES1) (2) (2) Source: FactSet as of 3/4/2022. Note: Peers include CIVI, CPE, ERF, MGY, MTDR, PDCE and SM. OAS and WLL figures shown based on mid-point of guidance. No synergies included in NewCo 2022E EBITDAX. Shown on an illustrative 3-stream basis to be comparable with peers.

WILLIAMS MOUNTRAIL BURKE MCKENZIE RICHLAND ROOSEVELT SHERIDAN DIVIDE DUNN Significant Upside Potential ENTERPRISE VALUE / 2022E EBITDAX WALL ST. CONSENSUS ESTIMATES1 2022E FCF YIELD3 WALL ST. CONSENSUS ESTIMATES TRADING AT MEDIAN OF 4.01X WOULD EQUATE TO ~25% UPLIFT IN NEWCO VALUE (2) (2) Source: FactSet as of 3/4/2022. Note: Peers include CIVI, CPE, ERF, MGY, MTDR, PDCE and SM. NewCo EBITDAX based on midpoint of OAS and WLL 2022E guidance, with no additional synergies assumed. Enterprise value and equity value subtract market value of OAS’s CEQP units. Equity value also subtracts implied cash distribution to shareholders. FCF and EBITDAX estimates adjusted to exclude distributions from CEQP. FCF yield calculated as (CFFO less Capex) / Equity value.

Whiting + Oasis = Premier FCF Focused E&P

Premier Williston Operator with Top Tier Assets

Enhances size and scale with high quality assets across ~972K net acres and low breakeven pricing

Significant and Resilient Free Cash Flow Generation

~$1.2B of FCF[1] expected in 2022 with a combined reinvestment rate below 40%

Capital Returns Program to Deliver Significant Value

Targeting return of capital at 60% of FCF in 2H22 through base and variable dividends and share buybacks

Enhances Position as Low-Cost Operator

Anticipate ~$65MM in identified administrative and operational cost synergies by 2H23 while combining operational best practices to further advance efficiencies

Experienced and Talented Teams

Combines outstanding talent and best practices from both companies

Compelling Long Term Value Proposition

Attractive pro forma valuation vs peers result in compelling investment opportunity

1) Free Cash Flow (FCF) before dividends run varying WTI prices and $3.50 HH at approximately midpoint of guidance.

WHITING | OASIS 14

Appendix

WILLIAMS MOUNTRAIL BURKE MCKENZIE RICHLAND ROOSEVELT SHERIDAN DIVIDE DUNN EBITDAX, reinvestment rate & FCF before dividends run at $85 WTI and $3.50 HH at approximately midpoint of guidance. Excludes effective synergies. Assumes Oasis volumes as 3-stream using 9% uplift to volumes (mboepd) to convert from 2 to 3 stream. Gas revenue ($/boe) represents estimated natural gas and natural gas liquids (NGL) revenue per BOE at the assumed price deck of $85 WTI and $3.50 HH. Header Combined 2022 Program Maximizes Returns HIGHLIGHTS Investing $655-695MM in attractive projects across core of Williston Basin Reinvestment rate below 40%1 Running 4 rigs Targeting 108-110 gross operated well completions ~68% Working interest >20% 3-mile laterals Only 27% of annual completions in 1H22, resulting in 2H22 volume growth 3-stream volumes of 164-190 Mboe/d2 (~58% oil cut ) Volumes an output of program designed to maximize returns with low reinvestment rate Sustainable maintenance level Key focus areas: South Nesson, Sanish, Indian Hills/City of Williston, FBIR, Foreman Butte and Cassandra EBITDAX exceeding $1.9B1 Free cash flow above $1.2B1 2022 GUIDANCE RANGES2 Oil Volumes (Mbbl/d) 94.0 - 100.0 Total Volumes (Mboe/d)3 164.0 - 169.0 Oil Differential per Bbl $2.00 - $1.50 Gas Revenue ($/boe)4 $24.50 - $22.50 LOE per Boe $8.60 - $9.60 GP&T per Boe $2.80 - $3.10 Cash G&A ($MM) $87.0 - $95.0 Production taxes 7.0% - 7.3% CapEx ($MM) $655.0 - $695.0 Cash Interest ($MM) $34.0 - $38.0 Cash Taxes ($MM) $25.0 - $35.0

WILLIAMS MOUNTRAIL BURKE MCKENZIE RICHLAND ROOSEVELT SHERIDAN DIVIDE DUNN Combined Hedge Book & Investment in CEQP HEDGE BOOK CEQP UNITS CEQP CASH FLOW IN 2022 CEQP Capital Structure MM 2022 Distribution per Unit 2022E PF Distribution (MM) Public Units 75.69 PF OAS/WLL Units 21.0 $2.59 $54.4 Total Units 96.75 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 Q3-23 Q4-23 NYMEX WTI Oil Hedging Swap volume (mbopd) 30.4 28.0 28.0 30.0 25.0 16.0 14.0 14.0 Weighted avg. swap price $67.42 $72.45 $72.45 $72.32 $61.57 $53.69 $50.00 $50.00 Collar volume (mbopd) 42.6 49.0 43.2 42.0 36.0 24.1 14.0 12.0 Weighted avg. ceiling price $60.35 $60.83 $60.05 $60.00 $59.12 $63.66 $65.43 $64.88 Weighted avg. floor price $47.30 $47.90 $47.85 $48.13 $45.75 $46.23 $45.71 $45.00 NYMEX Henry Hub Gas Hedging Swap volume (MMBtu/d) 59,056 84,000 15,000 30,000 19,565 Weighted avg. swap price $2.96 $3.12 $3.53 $4.19 $4.25 Collar volume (MMBtu/d) 50,000 30,000 62,000 47,500 50,000 25,000 22,000 Weighted avg. ceiling price $3.66 $2.80 $3.23 $3.41 $4.24 $2.75 $2.98 Weighted avg. floor price $2.98 $2.30 $2.66 $2.71 $3.35 $2.15 $2.50